Exhibit 99.1

REXFORD INDUSTRIAL announces Second QUARTER 2014 financial RESULTS

– Reports Recurring FFO of $0.24 Per Diluted Share –

– Same Property Portfolio Occupancy Increases to 89.8% –

– Acquires More Than $224 Million Year-to-Date –

Los Angeles, California – August 7, 2014 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the second quarter of 2014.

Second Quarter 2014 Financial and Operational Highlights:

•	Reported Recurring Funds From Operations (FFO) of $0.24 per share for the quarter ended June 30, 2014. Adjusting for non-recurring items, FFO was $0.22 per share.
•	Same Property Portfolio occupancy was 89.8%, an increase of 140 basis points compared to the second quarter of 2013. The consolidated portfolio was 90.5% occupied and 91.1% leased.
•

Same Property Portfolio NOI increased 8.3% in the second quarter of 2014 compared to the second quarter of 2013, driven by a 4.8% increase in Same Property Portfolio revenue, and a 4.1% decrease in Same Property Portfolio expenses.  Same Property Portfolio Cash NOI increased 3.3% compared to the second quarter 2013.

•	Signed new and renewal leases totaled approximately 572,620 square feet. Rental rates on new leases were 17.1% higher than prior rents on a GAAP basis, and 5.2% higher on a cash basis.
•

Since April 2014, including transactions closed after June 30, 2014, the Company has acquired 17 industrial properties totaling approximately 1.77 million square feet, for an aggregate cost of $192.0 million.  Year-to-date, the Company has acquired 22 industrial properties totaling approximately 2.17 million square feet, for an aggregate cost of $224.9 million.

“We are extremely pleased with the strength of our operating metrics and accretive portfolio growth that we achieved during the second quarter,” stated Michael Frankel and Howard Schwimmer, Rexford Industrial’s Co-Chief Executive Officers.  “During the quarter, we executed over 570,000 square feet of new and renewal leases and recorded a 140 basis point year-over-year jump in our Same Property Portfolio occupancy to nearly 90%. On the investment front, our acquisition activity accelerated as we closed on $192.0 million of attractively positioned properties since April 2014.  Since our IPO in July 2013, we have acquired 2.9 million square feet of industrial property in our target infill Southern California markets, resulting in a 52.94% expansion of our portfolio.”

Financial Results:

Financial results for periods ending on or prior to June 30, 2013 reflect the results of Rexford Industrial’s predecessor entities.

The Company reported net income of $0.1 million ($0.1 million before non-controlling interests), or $0.00 per diluted share of common stock, for the three months ended June 30, 2014.  In comparison, Rexford Industrial’s predecessor entities reported a loss of $2.3 million (a loss of $0.5 million before non-controlling interests) for the three months ended June 30, 2013.

For the six months ended June 30, 2014, the Company reported net income of $1.4 million ($1.5 million before non-controlling interests), or $0.05 per diluted share of common stock.  In comparison, Rexford Industrial’s predecessor entities reported a loss of $2.0 million (income of $1.6 million before non-controlling interests) for the six months ended June 30, 2013.

The Company reported Recurring FFO of $6.1 million, or $0.24 per diluted share of common stock, for the three months ended June 30, 2014.  Adjusting for non-recurring acquisition expenses of $0.7 million incurred during the second quarter, FFO was $5.5 million, or $0.22 per diluted share of common stock.

For the six months ended June 30, 2014, the Company reported Recurring FFO of $11.4 million, or $0.45 per diluted share of common stock.  Adjusting for non-recurring acquisition expenses of $1.0 million incurred during the first six months of 2014, FFO was $10.5 million, or $0.41 per diluted share of common stock.

Operating Results:

For the three months ended June 30, 2014, the Company’s Same Property Portfolio NOI increased 8.3% compared to the second quarter of 2013, driven by a 4.8% increase in Same Property Portfolio revenue, and a 4.1% decrease in Same Property Portfolio expenses.  Same Property Portfolio Cash NOI increased 3.3% compared to the second quarter 2013.

In the second quarter, the Company signed 116 new and renewal leases in its consolidated portfolio, totaling 572,617 square feet.  Average rental rates on comparable new and renewal leases were up 17.1% on a GAAP basis, and up 5.2% on a cash basis. The Company signed 44 new leases for 208,819 square feet, with GAAP rents up 12.9%, compared to the prior in place leases. The Company signed 72 renewal leases for 363,798 square feet, with GAAP rents up 18.9% compared to the prior in place leases. For the 44 new leases, cash rents were up 2.9%, and for the 72 renewal leases, cash rents were up 6.1%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended June 30, 2014. See below for information regarding the supplemental information package.

Transaction Activity:

Since April 2014, including transactions closed after June 30, 2014, the Company has acquired 17 industrial properties totaling approximately 1.77 million square feet, for an aggregate cost of $192.0 million, as detailed below.

In April 2014, the Company acquired Saturn Way, a 170,865 square foot Class “A” industrial building, for $21.1 million, or $123 per square foot.  The property is located in Seal Beach, within the Orange County West submarket, and is currently100% occupied.

In May 2014, the Company acquired 2980 San Fernando, a 130,800 square foot industrial property located on San Fernando Boulevard, Burbank for $15.4 million, or $118 per square foot. The property consists of two industrial buildings that are currently 100% occupied by a single tenant, located within the San Fernando Valley submarket.

In May 2014, the Company acquired Crescent Bay, a 46,178 square foot industrial building situated on 2.47 acres, for $6.5 million, or $140 per square foot. The Crescent Bay industrial building is located in Lake Forest, within the South Orange County submarket, and is 100% leased through 2016.

In June 2014, the Company acquired Birch Street, a 98,105 square foot industrial building along with additional land which together total 7.9 acres located in Santa Ana, for $11.0 million, or $112 per square foot. At the end of the current short-term lease, the Company intends to execute a value-add plan to renovate, modernize and reposition the property as a single-tenant or two-tenant industrial project.

In June 2014, the Company acquired Dupont Business Center, a two-building industrial complex totaling 110,890 square feet on 5.7 acres for $10.2 million, or $91 per square foot. The 100% occupied buildings are located in the Ontario / Inland Empire West submarket, and contain big box features for smaller dock high spaces.

In June 2014, the Company acquired a nine-property industrial portfolio, containing an aggregate of 817,166 square feet for $88.5 million, or $108 per square foot, across its target markets within Los Angeles County, Orange County and San Diego County. The properties include:

•

Salt Lake, a 126,036 square foot multi-tenant industrial building located in City of Industry.  The property, situated on 6.62 acres, was built in 1979, offers 24 to 30 foot clearance and dock-high loading.  The project is currently 100% occupied by four tenants.

•

Valley, a 108,703 square foot industrial building located in Pomona.  The property, situated on 7.50 acres, was built in 1980, has 22 foot clearance and excess paved land.  The building is currently 100% occupied by one tenant.

•

Hunter, a 119,692 square foot industrial building located in Anaheim.  The property, situated on 6.00 acres, was built in 1987, has 24 foot clearance and expandable dock high loading.  The building is currently 100% occupied by three tenants.

•

Alton, a 124,000 square foot industrial building located in Irvine.  The property, situated on 5.82 acres, was built in 1974 and has 28 foot clearance.  The building is currently 40% occupied by one tenant and provides an immediate value add opportunity to reposition vacant space.

•

9340 Cabot, an 86,564 square foot industrial building located in San Diego.  The property, situated on 4.88 acres, was built in 1975/76 and has clear heights of 22 to 24 feet.  The property is currently 84% occupied by two tenants.

•

9404 Cabot, a 46,846 square foot industrial building located in San Diego.  The property, situated on 2.53 acres, was built in 1975/76 and has clear heights of 22 to 24 feet.  The property is currently 100% occupied by one tenant.

•

9455 Cabot, a 96,840 square foot industrial building located in San Diego.  The property, situated on 5.06 acres, was built in 1975/76 and has clear heights of 22 to 24 feet.  The property is currently 84% occupied by one tenant.

•

Distribution I, a 47,666 square foot industrial building located in San Diego.  The property, situated on 2.12 acres, was built in 1974 and has clear heights of 27 feet.  The property is currently 100% occupied by two tenants.

•

Distribution II, a 60,819 square foot industrial building located in San Diego.  The property, situated on 3.08 acres, was built in 1983 and has clear heights of 22 to 24 feet.  The property is currently 100% occupied by two tenants.

Subsequent Events:

Subsequent to the end of the second quarter, in July 2014, the Company acquired three additional properties. The Company acquired Avenue 32, a 100,500 square foot industrial building for $11.0 million, or $109 per square foot. The property is located in the City of Los Angeles, adjacent to Burbank and Glendale within the East San Fernando Valley, which is a part of the Greater San Fernando Valley submarket. The Company also acquired Chatsworth Industrial Park, a 153,212 square foot industrial complex for $16.8 million, or $110 per square foot, located in the West San Fernando Valley. And finally the Company acquired Avenue Kearny, a 138,980 square foot industrial building for $11.5 million, or $83 per square foot, located in the North San Fernando Valley.

On August 4, 2014, the Board of Directors declared a dividend of $0.12 per share for the third quarter of 2014, payable in cash on October 15, 2014 to stockholders and unitholders of record on September 30, 2014.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Thursday, August 7, 2014 at 5:00 p.m. Eastern time to review second quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at www.ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through August 21, 2014, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13586542.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 88 properties with approximately 9.5 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO before non-controlling interest in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.  A reconciliation of FFO before noncontrolling interest to net income, the nearest GAAP equivalent, is set forth below.

Recurring Funds from Operations (Recurring FFO): We calculate Recurring FFO by adjusting FFO to exclude the effect of non-recurring acquisition expenses.  A reconciliation of FFO to Recurring FFO is set forth below.

Net Operating Income (NOI): Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Determined independently for each period presented. Comparable properties must have been owned for the entire current and prior periods presented. The Company’s computation of same property performance may not be comparable to other REITs.

Contact:

Investor Relations:

Stephen Swett or Rodny Nacier

424 256 2153 ext 401

investorrelations@rexfordindustrial.com

REXFORD INDUSTRIAL REALTY, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2014	December 31, 2013

ASSETS
Land	$298,705,000	$216,879,000
Buildings and improvements	403,639,000	312,216,000
Tenant improvements	17,834,000	13,267,000
Furniture, fixtures, and equipment	188,000	188,000
Total real estate held for investment	720,366,000	542,550,000
Accumulated depreciation	(66,572,000)	(58,978,000)
Investments in real estate, net	653,794,000	483,572,000
Cash and cash equivalents	9,272,000	8,997,000
Restricted cash	379,000	325,000
Notes receivable	13,136,000	13,139,000
Rents and other receivables, net	1,467,000	929,000
Deferred rent receivable, net	4,213,000	3,642,000
Deferred leasing costs, net	2,650,000	2,164,000
Deferred loan costs, net	3,197,000	1,597,000
Acquired lease intangible assets, net	22,652,000	13,622,000
Acquired indefinite-lived intangible	5,271,000	5,271,000
Other assets	2,583,000	2,322,000
Acquisition related deposits	1,450,000	1,510,000
Investment in unconsolidated real estate entities	5,758,000	5,687,000
Assets associated with real estate held for sale	-	11,898,000
Total Assets	$725,822,000	$554,675,000
LIABILITIES & EQUITY
Liabilities
Notes payable	$369,873,000	$192,491,000
Accounts payable, accrued expenses and other liabilities	6,281,000	6,024,000
Dividends payable	3,075,000	5,368,000
Acquired lease intangible liabilities, net	1,977,000	1,160,000
Tenant security deposits	7,451,000	6,155,000
Prepaid rents	964,000	1,448,000
Liabilities associated with real estate held for sale	-	260,000
Total Liabilities	389,621,000	212,906,000
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Common Stock, $0.01 par value 490,000,000 authorized and 25,623,645 and 25,559,886 outstanding at June 30, 2014 and December 31, 2013, respectively	255,000	255,000
Additional paid in capital	312,451,000	311,936,000
Accumulated other comprehensive income	(410,000)	-
Accumulated deficit	(10,784,000)	(5,993,000)
Total stockholders' equity	301,512,000	306,198,000
Noncontrolling interests	34,689,000	35,571,000
Total Equity	336,201,000	341,769,000
Total Liabilities and Equity	$725,822,000	$554,675,000

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	Rexford Industrial Realty, Inc.	Rexford Industrial Realty, Inc. Predecessor	Rexford Industrial Realty, Inc.	Rexford Industrial Realty, Inc. Predecessor
RENTAL REVENUES
Rental revenues	$12,773,000	$9,062,000	$24,401,000	$16,822,000
Tenant reimbursements	1,681,000	1,112,000	3,192,000	1,959,000
Management, leasing and development services	249,000	170,000	483,000	431,000
Other income	15,000	49,000	57,000	167,000
TOTAL RENTAL REVENUES	14,718,000	10,393,000	28,133,000	19,379,000
Interest income	278,000	324,000	554,000	635,000
TOTAL REVENUES	14,996,000	10,717,000	28,687,000	20,014,000
OPERATING EXPENSES
Property expenses	3,892,000	2,835,000	8,026,000	5,234,000
General and administrative	2,780,000	1,396,000	5,385,000	2,535,000
Depreciation and amortization	6,003,000	3,514,000	12,133,000	6,134,000
TOTAL OPERATING EXPENSES	12,675,000	7,745,000	25,544,000	13,903,000
OTHER (INCOME) EXPENSE
Acquisition expenses	652,000	624,000	985,000	717,000
Interest expense	1,537,000	4,386,000	2,788,000	8,161,000
Gain on mark-to-market of interest rate swaps	-	-	-	(49,000)
TOTAL OTHER EXPENSE	2,189,000	5,010,000	3,773,000	8,829,000
TOTAL EXPENSES	14,864,000	12,755,000	29,317,000	22,732,000
Equity in loss from unconsolidated real estate entities	(51,000)	(712,000)	(6,000)	(925,000)
Gain from early repayment of note receivable	-	-	-	1,365,000
Loss on extinguishment of debt	-	-	-	(37,000)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	81,000	(2,750,000)	(636,000)	(2,315,000)
DISCONTINUED OPERATIONS
Income (loss) from discontinued operations before gain on sale of real estate and loss on extinguishment of debt	-	(257,000)	21,000	(838,000)
Loss on extinguishment of debt	-	(41,000)	-	(250,000)
Gain on sale of real estate	-	2,580,000	2,125,000	4,989,000
INCOME FROM DISCONTINUED OPERATIONS	-	2,282,000	2,146,000	3,901,000
NET INCOME (LOSS)	81,000	(468,000)	1,510,000	1,586,000
Net (income) loss attributable to noncontrolling interests	(8,000)	(1,818,000)	(160,000)	(3,544,000)
NET INCOME (LOSS) ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC. STOCKHOLDERS	$73,000	$(2,286,000)	$1,350,000	$(1,958,000)
Income (loss) from continuing operations available to common stockholders per share - basic and diluted	$-		$(0.02)
Net income available to common stockholders per share - basic and diluted	$-		$0.05

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

Same Property Portfolio Statement of Operations and NOI Reconciliation (unaudited)

Same Property Portfolio Statement of Operations:

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	2013 (1)	$ Change	% Change	2014	2013 (1)	$ Change	% Change
Rental Revenues
Rental revenues	$8,344	$7,906	$438	5.5%	$16,376	$15,645	$731	4.7%
Tenant reimbursements	930	909	21	2.3%	1,865	1,756	109	6.2%
Other operating revenues	7	42	(35)	-83.3%	42	161	(119)	-73.9%
Total rental revenues	9,281	8,857	424	4.8%	18,283	17,562	721	4.1%
Interest income	279	324	(45)	-13.9%	555	572	(17)	-3.0%
Total Revenues	9,560	9,181	379	4.1%	18,838	18,134	704	3.9%
Operating Expenses
Property expenses	$2,405	$2,509	$(104)	-4.1%	$5,190	$4,918	$272	5.5%
Depreciation and amortization	3,411	3,042	369	12.1%	7,094	5,802	1,292	22.3%
Total Operating Expenses	5,816	5,551	265	4.8%	12,284	10,720	1,564	14.6%
Other (Income) Expense
Interest expense	58	4,167	(4,109)	-98.6%	115	7,941	(7,826)	-98.6%
Total Other Expense	58	4,167	(4,109)	-98.6%	115	7,941	(7,826)	-98.6%
Total Expenses	5,874	9,718	(3,844)	-39.6%	12,399	18,661	(6,262)	-33.6%
Net Income (Loss)	$3,686	$(537)	$4,223	786.4%	$6,439	$(527)	$6,966	1321.8%

Same Property Portfolio NOI Reconciliation:

	Three Months Ended June 30,				Six Months Ended June 30,
NOI	2014	2013 (1)	$ Change	% Change	2014	2013 (1)	$ Change	% Change
Net Income (Loss)	$3,686	$(537)			$6,439	$(527)
Add:
Interest expense	58	4,167			115	7,941
Depreciation and amortization	3,411	3,042			7,094	5,802
Deduct:
Interest income	279	324			555	572
NOI	$6,876	$6,348	$528	8.3%	$13,093	$12,644	$449	3.6%
Straight-line rents	(221)	92			(245)	(71)
Amort. above/below market leases	32	34			64	78
Cash NOI	$6,687	$6,474	$213	3.3%	$12,912	$12,651	$261	2.1%

(1)	Reflects the results of operations for our Predecessor for the three or six months ended June 30, 2013.

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	2013 (1)	$ Change	% Change	2014	2013 (1)	$ Change	% Change
Rental revenues	$8,344	$7,906	$438	5.5%	$16,376	$15,645	$731	4.7%
Tenant reimbursements	930	909	21	2.3%	1,865	1,756	109	6.2%
Other operating revenues	7	42	(35)	-83.3%	42	161	(119)	-73.9%
Total rental revenue	9,281	8,857	424	4.8%	18,283	17,562	721	4.1%

Property expenses	2,405	2,509	(104)	-4.1%	5,190	4,918	272	5.5%
NOI	$6,876	$6,348	$528	8.3%	$13,093	$12,644	$449	3.6%

Straight-line rents	(221)	92	(313)	-341.1%	(245)	(71)	(174)	244.4%
Amort. above/below market leases	32	34	(2)	-5.9%	64	78	(14)	-17.7%
Cash NOI	$6,687	$6,474	$213	3.3%	$12,912	$12,651	$261	2.1%

Same Property Portfolio Rollforward:

	Three Month Same Property Portfolio Rollforward				Six Month Same Property Portfolio Rollforward
	# of Properties	Square Feet	Wtd Avg. Occupancy		# of Properties	Square Feet	Wtd Avg. Occupancy
			2014	2013			2014	2013
Period ended March 31, 2014 and 2013	50	4,402,399	89.1%	87.7%	50	4,402,399	89.1%	87.7%
Additions	0	0			0	0
Period ended June 30, 2014 and 2013	50	4,402,399	89.8%	88.4%	50	4,402,399	89.8%	88.4%

Same Property Portfolio Occupancy:

	Three Months Ended			Three Months Ended
Occupancy:	June 30, 2014			June 30, 2013			Change (ppt)
Los Angeles County	92.5%			91.1%			1.4%
Orange County	99.3%			88.5%			10.8%
San Bernardino County	86.4%			81.7%			4.7%
Ventura County	87.6%			97.3%			-9.7%
San Diego County	78.5%			80.2%			-1.7%
Other	79.5%			67.2%			12.3%
Total/Weighted Average	89.8%			88.4%			1.4%

(1)	Reflects the results of operations for our Predecessor for the three or six months ended June 30, 2013.

	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
FFO
Net income	$81	$1,510
Add:
Depreciation and amortization, including amounts in discontinued operations	6,003	12,140
Depreciation and amortization from unconsolidated joint ventures	103	188
Deduct:
Gains on sale of real estate	-	2,125
FFO	$6,187	$11,713
Company share of FFO (1)	$5,532	$10,473

FFO	$6,187	$11,713
Add:
Acquisition expenses	652	985
Recurring FFO	$6,839	$12,698
Company share of Recurring FFO(1)	$6,115	$11,354

(1)	Based on weighted average interest in our operating partnership of 10.59% for the three and six months ended June 30, 2013.